UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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BLACKBOARD INC.

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BLACKBOARD INC.
650 Massachusetts Ave., NW, 6th Floor
Washington, D.C. 20001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2009

The Annual Meeting of Stockholders of Blackboard Inc. will be held at the company’s corporate headquarters, 650 Massachusetts Avenue, NW, First Floor, Washington, District of Columbia 20001, on Thursday, June 4, 2009 at 11:00 a.m., Eastern time, to consider and act upon the following matters:

1. To elect two directors to Class II of our Board of Directors, each to serve for a term expiring at our 2012 annual meeting or until his successor is duly elected and qualified or until his earlier resignation or removal;

2. To approve Amendment No. 4 to the Amended and Restated 2004 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan from 8,700,000 to 10,500,000 and make other specified changes.

3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 16, 2009, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

To ensure that your vote is recorded promptly, please vote by proxy as soon as possible, whether or not you plan to attend the annual meeting.

Most stockholders have three options for submitting their vote by proxy: (1) via the Internet, (2) by phone or (3) by mail. For further details, see the discussion on page 1 of the enclosed proxy statement. If you have Internet access, we encourage you to record your vote on the Internet.

By Order of the Board of Directors

Matthew H. Small
Chief Business Officer, Chief Legal Officer and Secretary

Washington, D.C.
April 21, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 4, 2009.

The proxy statement and annual report to stockholders are available at
http://investor.blackboard.com/phoenix.zhtml?c=177018&p=proxy.

BLACKBOARD INC.
650 Massachusetts Ave., NW, 6th Floor
Washington, D.C. 20001

PROXY STATEMENT

This proxy statement is furnished to stockholders of Blackboard Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at our annual meeting of stockholders to be held at 650 Massachusetts Avenue, NW, First Floor, Washington, District of Columbia 20001, at 11:00 a.m., Eastern time on Thursday, June 4, 2009, and at any adjournments or postponements of the meeting (the “Annual Meeting”). The 2009 annual report to stockholders, containing our audited consolidated financial statements for the fiscal year ended December 31, 2008, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. Except where the context otherwise requires, references to “Blackboard,” “we,” “us,” “our” and similar terms refer to Blackboard Inc.

Only stockholders of record at the close of business on April 16, 2009 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about April 27, 2009. As of the Record Date, 31,650,894 shares of our common stock, $0.01 par value per share, were issued and outstanding and entitled to vote. The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

Voting by Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our corporate secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001, Attention: Matthew H. Small, Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

Voting by Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank, or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described below. If you wish to change your vote after submitting your proxy, you should follow the instructions provided by your broker or bank.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of Class II directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. The persons named as attorneys-in-fact in the proxies, Michael J. Beach and Matthew H. Small, were selected by the Board of Directors and are executive officers of Blackboard. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the election of both nominees for director and FOR the other proposals described in this proxy statement.

Aside from the matters described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2009 except where indicated, information regarding beneficial ownership of our common stock (i) by each person known to us who beneficially owned more than 5% of the shares of our common stock outstanding at such date; (ii) by each director; (iii) by each executive officer identified in the Summary Compensation Table; and (iv) by all directors and executive officers as a group.

	Number of Shares	Percentage of
	Beneficially	Shares of
Name and Address of Beneficial Owner(1)	Owned	Common Stock

Waddell & Reed Investment Management Company(2) 6300 Lamar Avenue Overland Park, KS 66202	2,598,246	8.21%
ICG Holdings, Inc.(3) Pencader Corporate Center 100 Lake Drive, Suite 4 Newark, DE 19702	2,187,060	6.91
Federated Investors, Inc.(4) Federated Investors Tower Pittsburgh, PA 15222	1,607,181	5.08
Michael L. Chasen(5)	675,371	2.09
Michael J. Beach(6)	163,295	*
Matthew H. Small(7)	135,694	*
Jonathan R. Walsh(8)	52,617	*
David Sample(9)	52,250	*
Joseph L. Cowan(10)	14,000	*
Frank Gatti(11)	20,700	*
Thomas Kalinske(12)	14,000	*
Beth Kaplan(13)	14,000	*
E. Rogers Novak, Jr.(14)	90,434	*
Matthew L. Pittinsky(15)	347,775	1.09
William Raduchel(16)	22,200	*
All directors and executive officers as a group (13 persons)(17)	1,602,336	4.86

*	Less than one percent.

(1)	The percentages shown are based on 31,645,896 shares of common stock outstanding as of March 31, 2009. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”), and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise listed, the address of each stockholder is: c/o Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001.

(2)	Consists of securities beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner.

Therefore, IICO and/or WRIMCO may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Securities Exchange Act of 1934. This information is derived solely from a Schedule 13G filed by WRIMCO with the SEC on February 4, 2009.

(3)	This information is derived solely from a Schedule 13G filed by ICG Holdings, Inc. and Internet Capital Group, Inc. with the SEC on February 12, 2009.

(4)	This information is derived solely from a Schedule 13G filed by Federated Investors, Inc. with the SEC on February 13, 2009.

(5)	Includes 605,371 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(6)	Includes 128,295 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(7)	Includes 100,694 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(8)	Includes 40,117 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(9)	Includes 43,310 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(10)	Includes 14,000 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(11)	Includes 18,250 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(12)	Includes 14,000 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(13)	Includes 14,000 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(14)	Includes 20,700 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(15)	Includes 333,328 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(16)	Includes 19,700 shares of common stock issuable upon exercise of options on or before May 30, 2009.

(17)	Includes 1,351,765 shares of common stock issuable upon exercise of options on or before May 30, 2009.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members. Our fourth amended and restated certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Michael L. Chasen and Thomas Kalinske for re-election to the Board of Directors as Class II directors, each to hold office until the annual meeting of stockholders to be held in the year 2012 and until his successor has been duly elected and qualified or until his earlier resignation or removal.

Messrs. Chasen and Kalinske are Class II directors whose terms expire at this Annual Meeting and are each a nominee for re-election as directors. The Board of Directors is also composed of (i) three Class III directors, whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2010 and (ii) three Class I directors, whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in the year 2011.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Required Vote

Directors are elected by a plurality of votes cast. The two nominees receiving the highest number of affirmative votes will be elected. Votes withheld and broker non-votes are not counted toward a nominee’s total.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

The following table lists the nominees to be elected at the Annual Meeting and the continuing directors. Also listed are the positions currently held by each nominee and continuing director, the committees of the Board on which each nominee or continuing director serves as of the date of this proxy statement, the year each nominee’s or continuing director’s current term will expire and the class of director of each nominee and continuing director.

		Year Current	Class of
Name and Position	Board Committees	Term Will Expire	Director

Nominees:
Michael L. Chasen	—	2009	II
Chief executive officer, president and director
Thomas Kalinske	Audit	2009	II
Director
Continuing Directors:
Matthew L. Pittinsky	—	2010	III
Chairman of the Board
Frank R. Gatti	Audit (Chair); Nominating and Corporate	2010	III
Director	Governance
Beth Kaplan	Compensation; Nominating and	2010	III
Director	Corporate Governance
E. Rogers Novak Jr.	Nominating and Corporate Governance	2011	I
Director (Lead independent director)	(Chair); Audit
William Raduchel	Compensation (Chair)	2011	I
Director
Joseph L. Cowan	Compensation	2011	I
Director

The information below sets forth certain biographical information of each nominee and continuing director, their ages as of March 31, 2009 and the year each nominee or continuing director was first elected to the Board.

Nominees for Class II Directors

Michael L. Chasen, 37, has served as chief executive officer since January 2001, as president since February 2004 and as a director since our founding in 1997. From June 1997 to January 2001, Mr. Chasen served as president. Before co-founding Blackboard, from May 1996 to June 1997, Mr. Chasen was a consultant with KPMG Consulting (now BearingPoint, Inc.) serving colleges and universities. Mr. Chasen received a BS degree from American University and a MBA degree from Georgetown University School of Business.

Thomas Kalinske, 64, has served as a director since April 2007. Since March 2008, Mr. Kalinske has been the chief executive officer of CFares, Inc., an online travel search engine. Mr. Kalinske also currently serves as vice chairman of the board of Leapfrog Enterprises Inc. and has served as a director of Leapfrog since 1997. From September 1997 to July 2006, Mr. Kalinske served as CEO of Leapfrog and was the Chairman of the board of directors of Leapfrog from September 1997 to February 2004. From 1996 to February 2004, Mr. Kalinske served as the president of Knowledge Universe LLC (now renamed Krest LLC). From 1990 to 1996, he served as president and chief executive officer of Sega of America. From 1987 to 1990, he was president and chief executive officer of the Universal Matchbox Group. From 1985 to 1987, he served as president and co-chief executive officer of Mattel, Inc. Mr. Kalinske served in other senior management positions at Mattel from 1972 to 1985. Mr. Kalinske received a BS degree from the University of Wisconsin and a MBA degree from the University of Arizona.

Continuing Class III Directors

Frank R. Gatti, 62, has served as a director since April 2004. Since November 1997, Mr. Gatti has been the chief financial officer of Educational Testing Service, a global assessment organization. Before joining ETS, Mr. Gatti served as vice president of financial management at The New York Times Company and as a certified public accountant at Deloitte & Touche, an international public accounting firm. He is a member of the Board of Directors of the Princeton Chamber of Commerce, a member of the Advisory Board for the Master’s of Science in Publishing Program at Pace University, and a member of the Financial Advisory Board at Rutgers Business School. Mr. Gatti received a BBA degree from Baruch College and a MBA degree from Rutgers University.

Beth Kaplan, 51, has served as a director since April 2007. Since January 2008, Ms. Kaplan has served as president and chief merchandising and marketing officer of General Nutrition Centers, Inc., and has served as a member of its Board of Directors since February 2008. From March 2005 to December 2007, Ms. Kaplan served as the managing member of Axcel Partners, LLC. From June 2002 to March 2005, Ms. Kaplan was executive vice president of Bath & Body Works. Ms. Kaplan previously served as a director of Blackboard from June 2000 to August 2001. Ms. Kaplan received BS and MBA degrees from the University of Pennsylvania’s Wharton School.

Matthew L. Pittinsky, Ph.D., 36, has served as chairman of the Board of Directors since our founding in 1997. Since January 1, 2009, Dr. Pittinsky has served as an Assistant Professor at Arizona State University. On March 1, 2008, Dr. Pittinsky resigned as an executive officer of Blackboard and now serves as a non-employee chairman of the Board. From June 1997 to November 1998, Dr. Pittinsky also served as our chief executive officer. Before co-founding Blackboard, from July 1995 to June 1997 Dr. Pittinsky was a consultant with KPMG Consulting (now BearingPoint, Inc.) serving colleges and universities. Dr. Pittinsky is the editor of The Wired Tower, a book published in June 2002 analyzing the Internet’s impact on higher education, as well as a variety of scholarly research articles in the fields of sociology and education. Dr. Pittinsky received a B.A. degree from American University, an Ed.M degree from Harvard University Graduate School of Education, and M.Phil and Ph.D. degrees from Columbia University Teachers College.

Continuing Class I Directors

Joseph L. Cowan, 59, has served as a director since April 2007. Mr. Cowan served as chief executive officer and a member of the Board of Directors of Interwoven Inc. from April 2007 until its acquisition by Autonomy, Inc. in March 2009. He served as chief executive officer and a director of Manugistics Group, Inc. from July 2004 to July 2006. From November 2002 to December 2003, Mr. Cowan served as president and chief executive officer of EXE Technologies, Inc. From April 2001 to November 2002, he served as president and chief executive officer of Invensys Automation & Information Systems. From July 2000 to April 2001, Mr. Cowan served as president and chief executive officer of Wonderware, a business unit of Invensys plc, and from April 1998 to July 2000 he served as senior vice president, sales and marketing, of Wonderware. Mr. Cowan received a BS degree from Auburn University and a MS degree from Arizona State University.

E. Rogers Novak, Jr., 60, has served as a director since September 1998. Since April 1996, Mr. Novak has been a managing member of the general partnership of Novak Biddle Venture Partners, L.P., a venture capital investment firm. Mr. Novak received a BA degree from Kenyon College.

William Raduchel, Ph.D., 62, has served as a director since February 2005. Since January 2009, Dr. Raduchel has been an adjunct lecturer at the McDonough School of Business at Georgetown University. From May 2004 to February 2006, Dr. Raduchel served as chairman and chief executive officer of Ruckus Network Inc., a digital entertainment service for students at colleges and universities over the university network. Through December 2002, Dr. Raduchel was executive vice president and chief technology officer at AOL Time Warner, Inc. He joined America Online, Inc., in September 1999 as senior vice president and chief technology officer. Until September 1999, Dr. Raduchel was chief strategy officer and a member of the executive committee of Sun Microsystems, Inc. (“Sun”). In his eleven years at Sun, Dr. Raduchel also served as chief information officer, chief financial officer, acting vice president of human resources and vice president of corporate planning and development. Dr. Raduchel serves on the Board of Directors and the audit committee of Chordiant Software Inc., the Board of Directors and the compensation and corporate development committees of Silicon Image, Inc. and serves as the Chairman of the Board of Directors and on the governance committee of Opera Software ASA. Dr. Raduchel received a BA degree from Michigan State University, AM and Ph.D. degrees from Harvard University and an honorary doctorate from Michigan Technological University.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Blackboard is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the corporate governance section of our website, http://investor.blackboard.com. Alternatively, you can request a copy of any of these documents by writing to Investor Relations, Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Blackboard and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s principal responsibility is to oversee the management of Blackboard;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met nine times during fiscal year 2008. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during 2008 or the portion of 2008 for which he or she was a director or committee member. The Board of Directors has separately designated standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board of Directors.

As a policy, we encourage our directors to attend our annual stockholder meetings. Our 2008 annual meeting was attended by Mr. Chasen, Mr. Gatti and Dr. Raduchel.

Board Determination of Independence

NASDAQ Stock Market listing standards require that a majority of the members of a listed company’s Board of Directors must qualify as “independent.” Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that none of Mr. Cowan, Mr. Gatti, Mr. Kalinske, Mr. Novak, Dr. Raduchel or Ms. Kaplan has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our consolidated financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by:

•	reviewing the financial reports provided by us to the SEC, our stockholders or the general public;

•	reviewing our internal financial and accounting controls;

•	evaluating and selecting our independent registered public accounting firm;

•	reviewing with management and the independent auditors our annual audited consolidated financial statements and quarterly reviewed consolidated financial statements;

•	discussing the adequacy of our internal controls and procedures with management and our independent registered public accounting firm;

•	supervising our relationship with our independent registered public accounting firm;

•	reviewing the scope of both audit and non-audit services and related fees; and

•	determining the independence of our independent registered public accounting firm.

The Audit Committee met six times during 2008. Messrs. Gatti, Kalinske, and Novak currently serve on the Audit Committee and Mr. Gatti serves as chairperson. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The Board has determined that all members of the Audit Committee are independent as defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and all members of the Audit Committee fall under the safe harbor provision of Rule 10A-3(e)(1)(ii) of the Exchange Act. The Board has further determined that Mr. Gatti is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at http://investor.blackboard.com.

Compensation Committee

The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to our executive officers and employees and producing an annual report of the Compensation Committee on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders in accordance with applicable rules and regulations. The Compensation Committee also:

•	approves the salary, bonus and equity arrangements of our chief executive officer and other executive officers;

•	recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto, including increases in the number of shares of common stock available for grant as stock options or otherwise thereunder; and

•	recommends, subject to approval by the entire Board of Directors, any director compensation plans.

The Compensation Committee met three times during 2008. Ms. Kaplan, Mr. Cowan and Dr. Raduchel currently serve on the Compensation Committee and Dr. Raduchel serves as chairperson. The Board has determined that all members of the Compensation Committee are independent directors within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on our website at http://investor.blackboard.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities by:

•	reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors and the committees of the Board of Directors;

•	establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors;

•	assessing the performance of the Board of Directors; and

•	establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to Blackboard and our stockholders.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee may also retain external advisors, to identify or evaluate potential nominees to be considered for election to the Board of Directors. The Nominating and Corporate Governance Committee may, in its discretion, consider nominees recommended by stockholders. Candidates proposed by stockholders are evaluated using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for consideration by the Nominating and Corporate Governance Committee should submit the candidate’s name, biographical data, qualifications and business experience for at least the previous five years, a document indicating the candidate’s willingness to act if elected and evidence of the nominating stockholder’s ownership of our common stock at least 120 days prior to the anniversary of the mailing date of our proxy statement for the previous annual meeting to the Nominating and Corporate Governance Committee, c/o Matthew H. Small, Corporate Secretary, Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001. Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth herein under “Stockholder Proposals.”

In accordance with the corporate governance guidelines adopted by the Board, the Nominating and Corporate Governance Committee identifies and selects potential nominees by using the principles and criteria described in the corporate governance guidelines, including the consideration of the following factors: compliance with the independence requirements under the NASDAQ Marketplace Rules and applicable law, the candidate’s reputation for integrity, honesty and adherence to high ethical standards, the candidate’s business acumen and experience, the existence of real or perceived conflicts of interest and the candidate’s ability to devote the time necessary to discharge his or her responsibilities as a director. While the Board has not established term limits, director membership is reviewed annually by the Nominating and Corporate Governance Committee and the Board has established a general policy that any director who reaches the age of 70 is expected to retire from the Board effective at the end of his or her term. Potential nominees should generally be able to serve for at least five years before reaching the age of 70.

The Nominating and Corporate Governance Committee met one time during 2008. Ms. Kaplan and Messrs. Novak and Gatti currently serve on the Nominating and Corporate Governance Committee and Mr. Novak serves as chairperson. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on our website at http://investor.blackboard.com.

Communications from Stockholders to the Board

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead independent director, with the assistance of our chief legal officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Any stockholder wishing to communicate with any of our directors may write to the director, c/o Matthew H. Small, Corporate Secretary, Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001. The corporate secretary will forward these communications directly to the director(s) specified or, if none is specified, to the chairman of the Board.

2008 DIRECTOR COMPENSATION

The following table provides information about the compensation of our non-employee directors for 2008.

	Fees Earned or	Option Awards	Total
Name	Paid in Cash ($)	($)(1)(2)(3)	($)

Joseph L. Cowan	$54,167	$138,375	$192,542
Frank R. Gatti	$74,167	$101,678	$175,845
Thomas Kalinske	$55,000	$138,375	$193,375
Beth Kaplan	$58,333	$138,375	$196,708
E. Rogers Novak, Jr.	$73,333	$101,678	$175,011
Matthew Pittinsky(4)	$179,519	$439,598	$619,117
William Raduchel	$68,333	$101,678	$170,011

(1)	Represents the amount recognized for financial statement reporting purposes for 2008 in respect of outstanding option awards in accordance with SFAS No. 123 (revised 2005), “Share-Based Payment” (“SFAS 123R”), excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing option awards reported in this column are discussed in Note 2, “Significant Accounting Policies” under “Accounting for Stock-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	The amounts reported in the table above for these awards may not represent the amounts that the director will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the future stock price and the director’s continued service.

(3)	Our non-employee directors held stock options to purchase an aggregate of 496,667 shares of our common stock as of December 31, 2008 consisting of the following amounts Mr. Cowan (18,000), Mr. Gatti (18,250), Mr. Kalinske (18,000), Ms. Kaplan (18,000), Mr. Novak (20,700), Dr. Pittinsky (384,017), and Dr. Raduchel (19,700). During 2008, each non-employee director received a grant of 6,000 stock options with an initial grant value calculated in accordance with SFAS 123R of $82,184.

(4)	Dr. Pittinsky was an employee of the company until March 1, 2008. His compensation as reflected in this table includes $97,186 in his employee salary and bonus and $61,824 in stock option value calculated under SFAS 123R prior to his employment end date of March 1, 2008, as well as $82,333 in fees and $377,774 in stock option value calculated under SFAS 123R he received as a member and chairman of our board of directors.

Director Compensation

Under our outside director compensation policy, each non-employee director will be paid an annual retainer of $50,000. The chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will each be paid an additional annual retainer of $20,000. Non-chair members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will be paid an annual retainer of $5,000 for each committee on which they serve. A non-executive chairman of the Board will be paid an additional annual retainer of $20,000, $4,000 per meeting day for in-person meetings of the Board and $2,000 per telephonic meeting of the Board. The cash retainers are paid quarterly in arrears, and new board members shall receive a pro-rated amount for the quarter in which they are first elected or appointed. Upon election or nomination to our Board of Directors, new non-employee directors will receive an option grant to purchase 12,000 shares of our common stock with a three-year vesting period. On June 15 of each year, each non-employee director who has served for at least six months will receive an option grant to purchase 6,000 shares of our common stock which vests in full on May 1 of the following year. The exercise price of the option grants will be the fair market value of our common stock on the date of the grant.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Blackboard’s financial reporting process on behalf of the Board of Directors. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Blackboard’s financial reporting, internal controls and audit functions. A copy of the charter is available on our website at http://investor.blackboard.com. Management is responsible for the preparation, presentation and integrity of Blackboard’s consolidated financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP (“E&Y”), Blackboard’s independent registered public accounting firm, is responsible for performing independent audits of the consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee has reviewed Blackboard’s audited consolidated financial statements for the year ended December 31, 2008 and has discussed these consolidated financial statements with Blackboard’s management and E&Y.

The Audit Committee has discussed with E&Y the matters required to be discussed by Statement on Auditing Standards 114 (The Auditor’s Communication with Those Charged with Governance), as adopted by the PCAOB, which include, among other items, matters related to the conduct of the audit of Blackboard’s consolidated financial statements. The Audit Committee discussed with Blackboard’s management and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee reviewed with E&Y its judgments as to the quality, not merely the acceptability, of Blackboard’s accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosure in Blackboard’s consolidated financial statements and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the PCAOB. The Audit Committee met with E&Y, with and without management present, to discuss the results of their examinations, their evaluations of Blackboard’s internal controls, and the overall quality of Blackboard’s financial reporting.

In addition, the Audit Committee has discussed with E&Y its independence from management and Blackboard and considered the compatibility of non-audit services with E&Y’s independence. The Audit Committee has also received the written disclosures and the letter from E&Y required by the standards of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. In accordance with Audit Committee policy and the requirements of applicable law, all services to be provided by E&Y are pre-approved by the Audit Committee including audit services, audit-related services, tax services and other services.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Blackboard’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee.

AUDIT COMMITTEE

Frank R. Gatti, Chair
Thomas Kalinske
E. Rogers Novak, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

The objectives of Blackboard’s executive compensation program are to:

•	support Blackboard’s short- and long-term financial and strategic objectives by attracting, retaining and motivating the talented executives needed to attain such objectives;

•	align interests of executive officers and shareholders by tying a significant portion of realized compensation to changes in shareholder value;

•	motivate and reward executives for achieving and exceeding the annual financial goals of the company by having performance-based pay comprise a significant portion of total compensation;

•	provide differentiated pay based on relative contributions to company performance; and

•	maximize the financial efficiency of the overall program to the company from a tax, accounting and cash flow perspective.

Role of the Compensation Committee and Management in Executive Compensation

The Compensation Committee of our Board of Directors determines the total compensation of our chief executive officer (CEO), all other executive officers and selected operations executives, as chosen by the Compensation Committee, and is responsible for the review, establishment and approval of:

•	executive compensation and benefits strategy, programs and policies including goals and objectives;

•	salary, annual bonus, equity-based compensation and other remuneration for executive officers and selected other executives; and

•	company incentive-compensation plans and equity-based plans.

In determining total compensation for executive officers, the Compensation Committee reviews the performance of the company and its executives. It then compares the pay and performance of Blackboard against a set of comparable companies, which it determines with its independent consultant after input from management, and the performance of the officers against pre-defined objectives, assesses the performance of each individual, and confers with an independent consultant about compensation for comparable executives in the high-tech industry. The Compensation Committee also receives the CEO’s recommendations on compensation for executive officers other than himself and consults with the other members of the Board of Directors. In addition, the Compensation Committee is responsible for making recommendations to the full Board regarding director compensation. Membership of the Compensation Committee is determined by our Board of Directors and consists entirely of independent directors, none of whom have ever been employees of the company. The Compensation Committee chair regularly reports on Committee actions and recommendations at Board meetings. The Compensation Committee has a charter that it follows in carrying out its responsibilities which is available to stockholders on our website at http://investor.blackboard.com.

The CEO meets periodically with the Compensation Committee to review compensation policies and specific levels of compensation paid to executive officers and other key personnel. In addition, the CEO makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual bonus targets and long-term compensation awards for executive officers other than himself. During Compensation Committee meetings, management presents topical issues for discussion and education as well as specific recommendations for review. Our CEO and our chief legal officer attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions, and provide input from management including legal, finance and human resources considerations, but the Compensation Committee also meets without management present. Decisions in the annual compensation review are made by the Compensation Committee in executive session in consultation with the independent consultant but without management present.

Outside Advisors

The Compensation Committee has the authority to retain outside advisors to assist it in evaluating actual and proposed compensation for our executive officers. Since 2007, the Compensation Committee has retained Hewitt Associates to advise on executive compensation matters.

Delegation of Authority

The Compensation Committee has delegated to the CEO the authority to periodically grant stock options and restricted stock to employees who are not executive officers. These grants are generally for new hires, promotions, or annual grants and are subject to caps on the number of stock options and shares of restricted stock which may be granted to any one individual. All such grants issued pursuant to this delegation of authority are reported to the Compensation Committee following the grant date and grants to non-executive officers who are senior vice presidents or higher are reported to the Compensation Committee prior to the grant date. The Compensation Committee regularly reviews these grants with the CEO. The grant dates for such awards are determined by policy and are not discretionary.

Executive Compensation Program Summary

2009 Considerations

The global economy entered a period of severe slowdown over the last year, and the financial markets experienced significant dislocation. While Blackboard believes it has a strong business model, the company is not unaffected by these developments.

In response to the changing economic climate, Blackboard has undertaken a number of cost-saving initiatives across the company. In January 2009 Blackboard maintained salary levels at their 2008 levels for executive officers and employees generally across the company and suspended the employee 401(k) matching program for 2009. The Compensation Committee considered these economic and company factors in its deliberations about executive compensation for 2009.

General

To help us achieve our executive compensation objectives, we strive to offer our executive officers compensation and benefits that are attractive and competitive in the marketplace for talent. The key components of compensation provided to our executive officers are:

•	annual salaries;

•	annual cash incentive bonuses based on performance measured against specific measures;

•	long-term equity compensation;

•	long-term cash incentive compensation for the CEO tied to long-term organic revenue growth; and

•	employee benefits and perquisites.

Total compensation for executive officers is reviewed annually and may be at other times in the discretion of the Compensation Committee. In its annual review, which usually takes place in the first quarter of each year, the Compensation Committee determines actual bonus award payouts for the prior year and assesses the executive compensation strategy for the coming year. Following such reviews, the Compensation Committee may decide to adjust one or more elements of an executive officer’s total compensation, and determines the amount of any adjustments to base salary, annual incentive opportunities and long-term incentives, the criteria for achieving annual and long-term incentives and the payout of incentive awards for prior periods based on the attainment of previously established objectives. The Compensation Committee has the discretion to adjust compensation outside of annual reviews, including performance measure targets, as it deems appropriate. On occasion, the Compensation Committee may grant stock options or other equity incentives to executives at other times during the year.

Factors Considered

In determining compensation levels, the Compensation Committee assesses both company performance factors and individual factors as they apply to each executive officer. The Compensation Committee believes that it is important to consider both company performance relative to the performance of comparable companies and each officer’s individual circumstances.

Company performance factors considered by the Compensation Committee have historically included:

•	revenue growth;

•	market capitalization and total stockholder return; and

•	non-GAAP earnings.

Individual compensation factors considered by the Compensation Committee typically include:

•	compensation relative to the performance of the company and relative to the total equity outstanding;

•	the total compensation of comparable executive officers at peer group companies and in published survey sources;

•	scope and strategic impact of the executive officer’s responsibilities;

•	performance and experience of the individual;

•	past salary levels of the individual and of the executive officers as a group;

•	amount of base salary in the context of the individual’s total compensation and other benefits; and

•	for each executive officer other than the CEO, the evaluation and recommendation of the CEO.

The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors.

In its February 2008 compensation review, noting the relative performance of Blackboard to the selected peer group, the Compensation Committee set total 2008 compensation including bonus opportunity in the top quartile of the peer group, with adjustments for each executive as appropriate. The actual ranking of such compensation is estimated and varies with timing so later published data may vary. In making compensation decisions for 2009, the Compensation Committee also considered the company’s relative financial performance across various metrics which was generally favorable compared to the peer group and determined that it was appropriate to generally hold total compensation flat, while shifting the mix in equity awards more towards restricted stock.

Compensation Analysis

Competitive Benchmarking

The peer group companies referenced by the Compensation Committee have consisted primarily of software companies with revenues and market capitalizations comparable to Blackboard’s. The Compensation Committee, in consultation with its independent consultant, periodically determines whether it would be appropriate to adjust the peer group in order to maintain comparability with Blackboard. This process is designed to keep the peer group generally stable but also to reflect changes in (1) some peer group companies’ revenue, market capitalization and/or status as independent publicly-traded companies and (2) Blackboard’s growth in revenue and market capitalization. The independent consultant to the Compensation Committee performs this benchmarking and provides the data to the Compensation Committee which then shares it with management. Management also provides data to the Compensation Committee.

In the fall of 2007, the Compensation Committee established a peer group consisting of the following 21 companies for the purpose of benchmarking executive compensation to be established for 2008: Advent Software, Inc., Allscripts Healthcare Solutions, Inc., Ansys, Inc., Blackbaud, Inc., Concur Technologies, Inc., DealerTrack Holdings, Inc., Digital River, Inc., Epicor Software Corporation, EPIQ Systems, Inc., Equinix, Inc., Informatica Corporation, Manhattan Associates, Inc., MicroStrategy, Inc., Renaissance Learning, Inc., RightNow

Technologies Inc., SPSS, Inc., Tibco Software Inc., The Trizetto Group, Inc., Ultimate Software Group, Inc., Vignette Corporation and Websense, Inc. This group represented publicly-traded enterprise software companies with annual revenues generally in the range of $100 million to $500 million.

In the fall of 2008, following a review by the Compensation Committee and in consultation with Hewitt Associates, the peer group was revised to consist of the following 21 companies for the purpose of benchmarking executive compensation to be established for 2009: Advent Software, Inc., Akamai Technologies Inc., Allscripts Healthcare Solutions, Inc., Ansys, Inc., Blackbaud, Inc., Concur Technologies, Inc., DealerTrack Holdings, Inc., Digital River, Inc., Epicor Software Corporation, EPIQ Systems, Inc., Equinix, Inc., Informatica Corporation, Manhattan Associates, Inc., MicroStrategy, Inc., Skillsoft PLC, SPSS, Inc., Tibco Software Inc., Ultimate Software Group, Inc., United Online Inc., WebMD Health Corporation, and Websense, Inc. Four companies from the 2008 peer group were removed and replaced with other companies. The changes in the peer group were intended to better match the scope of the peer groups’ businesses to Blackboard’s business , as well as to reflect changes in the status of certain peer group companies to operate as independent publicly-traded companies.

To supplement the peer group benchmarks, and for positions where the peer group data was insufficient to establish a benchmark, the Compensation Committee also obtained data from two proprietary sources for both the 2008 and 2009 analyses: Culpepper and Associates, Inc., a compensation advisory firm focused on high-tech companies, and, Radford, a division of Aon Corporation, a human capital consulting firm. The Culpepper database consists of compensation data from over 750 companies. Blackboard also uses the Culpepper database to set compensation benchmarks for its general U.S. employee base. Benchmarks for the executive officers were established using the same methodology as is used for general employee salary benchmarking and consisted of data for companies in the Culpepper database with revenues comparable to Blackboard. The Radford Executive Survey was utilized as an additional source of market information for technology companies. The Compensation Committee considered the market data for companies generally within a range of $150 million to $500 million in annual revenue.

While the supplemental published survey data is an important additional source of information, the Compensation Committee relies more heavily on the publicly-traded peer group data. The Compensation Committee is generally able to obtain financial performance information for our publicly-traded peer group companies, which enables the Compensation Committee to consider the compensation levels of the peer group executive officers relative to the actual financial performance of their respective companies. As the Compensation Committee desires to align executive compensation with Blackboard’s financial performance, the Compensation Committee believes that publicly-traded peer group data provides the most useful and relevant information on market conditions for the Compensation Committee to consider.

The Compensation Committee believes that there are inherent challenges in any effort to evaluate executive compensation in comparison to other companies. Benchmarking alone does not provide a definitive answer to setting compensation levels. Compensation can include a mixture of annual, one-time, periodic, promotional and new-hire awards, and may vary with an executive’s tenure in the position, and thus compensation levels may not be directly comparable between or among companies. Equity awards are valued at different dates and may reflect very different conditions in the public equity markets, as was the case in 2008. In setting the executive compensation for a coming fiscal year, the Compensation Committee relies on benchmarking data from the prior fiscal year and as a result must make a determination as to the impact of these timing differences, in consultation with its independent compensation consultant.

Company performance factors

The Compensation Committee has historically considered the changes in revenue, market capitalization and non-GAAP earnings for its comparisons as they are widely available metrics which provide the greatest level of comparability across companies, and can provide a consistent basis for comparison during periods of disruption in the financial markets and the global economy. In both the 2008 and 2009 reviews, the Compensation Committee assessed the company’s financial performance in the prior year compared to the performance of the other companies in its peer group and determined that Blackboard performed favorably compared to the peer group.

The Compensation Committee believes that if Blackboard can outperform the peer group median in financial performance, the executive officers should receive compensation above the estimated median level of total compensation paid by the peer group companies to executive officers performing comparable functions. In addition, the Compensation Committee believes that the competition for executive talent in our industry is significant and that the cost to replace executive officers is substantial thus reinforcing the importance of retaining our executive officers. Finally, as the perceived ultimate value of equity incentives can fluctuate significantly with changes in market conditions, the Compensation Committee believes that it is appropriate to ensure that the cash component of total compensation remains competitive.

Previously, as part of its 2008 compensation review, the Compensation Committee recognized that it was setting total compensation at or above the 75th percentile of the comparable peer group compensation, although each officer’s total compensation was set higher or lower than the 75th percentile based on factors described below under the heading “Individual Compensation Determinations.” In determining target cash compensation of our executive officers for 2008, the Compensation Committee considered the fact that Blackboard performed significantly ahead of the peer group median in growth in revenue, non-GAAP earnings and market capitalization for the year ended December 31, 2007. The Compensation Committee also considered its qualitative assessments of the company’s performance based on their direct experience and feedback from other Board members. Overall, Blackboard’s strong financial performance in 2007 and recent prior years was a significant factor in the Compensation Committee’s decision to set 2008 executive compensation generally in the top quartile of comparable companies.

During its 2009 compensation review, the Compensation Committee took note of the fact that Blackboard’s financial performance was in the top half or top quartile of the relevant metrics. However, as is described in further detail below, the Compensation Committee primarily considered the need to manage company expenses in light of the market disruptions and worldwide economic slowdown and the potential effect on the company’s financial performance. The Compensation Committee also took into account the tone that would be set across all of Blackboard by the Compensation Committee’s decision, and the fact that company management had recommended that salaries for executive officers and non-executive employees for 2009 be maintained at their 2008 levels. As a result, the Compensation Committee believed it was appropriate to keep 2009 total compensation, including equity compensation as measured in accordance with SFAS 123R, more or less at 2008 levels.

Individual compensation determinations

The following table presents the 2008 and 2009 cash compensation approved for our named executive officers:

					% of Bonus Based on
	2008 Annual	2008 Target	2009 Annual	2009 Target	Company	Individual
Executive Officer	Salary	Bonus	Salary	Bonus	Performance	Goals

Michael L. Chasen(1) CEO & President	$550,000	100% of annual salary	$550,000	100% of annual salary	100%	0%
Michael J. Beach CFO & Treasurer	$375,000	50% of annual salary	$375,000	50% of annual salary	75%	25%
Matthew H. Small CBO, CLO & Secretary	$375,000	50% of annual salary	$375,000	50% of annual salary	75%	25%
Jonathan R. Walsh VP Finance & Accounting	$195,000	40% of annual salary	$195,000	40% of annual salary	0%	100%
David Sample(2) Former SVP Global Sales	$225,000	100% of annual salary	(2)	(2)	25%	75%

(1)	In addition to the target bonuses listed, Mr. Chasen was granted a target long-term incentive opportunity of $550,000 in 2008 and 2009, as described in greater detail below under “CEO Long-term Cash Incentive Bonus.”

(2)	Mr. Sample ceased to be an executive officer of the company in 2008.

Cash Compensation.  Cash compensation consists of an executive officer’s base salary and a target annual incentive bonus. The CEO also participates in an additional long-term cash incentive plan unique to him. The Compensation Committee seeks to ensure that total target cash compensation is competitive for each executive officer. Base salary is generally set with reference to the market practice for comparable positions at the surveyed peer companies and the factors described above. The balance is delivered through an annual bonus incentive tied to both company and individual goals. To ensure a strong link between executive pay and Blackboard’s performance, the annual target bonus incentive will generally be a significant proportion of an executive officer’s total target cash compensation.

2008 Cash Compensation

As described above, in the 2008 compensation review, the Compensation Committee established a general objective of compensating our executive officers in the top quartile of our peer group for total compensation with adjustments higher or lower for each individual. Based on the company’s strong performance over the preceding years, in 2008 the Compensation Committee approved increases to the target 2008 cash compensation of Mr. Chasen and Mr. Beach. Mr. Small’s target cash compensation was also increased for 2008 to be equal to that of Mr. Beach. This compensation structure was adopted by the Compensation Committee rather than one focused on their job titles alone as the adopted structure was more reflective of the Compensation Committee’s assessment that their respective contributions to the company were comparable and that they shared similar roles at Blackboard as senior executive management, together with the CEO. The 2008 increase for Mr. Small placed him significantly ahead of the 75th percentile of total cash compensation for chief legal officers but near the 75th percentile for the CFO position, the latter of which was the benchmark used by the Compensation Committee due to the broader scope of Mr. Small’s responsibility in his role at the company. Mr. Sample’s target cash compensation for 2008 was set at approximately the median of the peer group for comparable positions, with below median base salary and above median target bonus, which the Compensation Committee believes is a structure which appropriately aligned Mr. Sample with company sales performance and which resulted in his target bonus representing a larger proportion of target cash compensation than the other executive officers. In April 2008, Mr. Sample ceased to be an executive officer of the company.

2009 Target Cash Compensation

In reviewing the peer group for the 2009 compensation benchmarked data, the average total compensation levels of the 2009 peer group increased over those of the 2008 peer group, however, the Compensation Committee determined that it was appropriate to maintain the target total cash compensation levels, including base salary and target incentives, of Blackboard’s executive officers at their 2008 levels for 2009 for the reasons discussed above. Accordingly, the salary and target bonus opportunities for each of Mr. Chasen, Mr. Beach and Mr. Small were maintained at their 2008 levels. In May 2008, Mr. Small was promoted to the role of chief business officer (CBO), at which point, in addition to his role as the company’s chief legal officer, he assumed operating responsibilities for marketing, sales operations, human resources, corporate and business development, and certain other areas of the company. In its 2009 compensation review, the Compensation Committee considered various factors including the company’s positive financial performance within the peer group, the increased compensation benchmarks, and Mr. Small’s expanded responsibility as CBO. However, in light of the global economic slowdown and taking into account the need to conservatively manage company expenses and the other considerations described above, the Compensation Committee determined that it was appropriate to maintain the target cash compensation levels for all executives at their 2008 levels. Mr. Walsh was not a named executive officer of the company for the 2008 executive compensation review. He became a named executive officer during 2008, and his 2009 target cash compensation was reviewed by the Compensation Committee and, like that of the other executive officers, was kept at its 2008 level.

Structure of Annual Incentive Bonus.  Blackboard’s annual incentive bonus program is designed to motivate and reward executives for their contribution to Blackboard’s performance. In 2008 and 2009, the Compensation Committee established that the annual incentive bonus awards would be based on (1) company performance measures, and (2) for executive officers other than the CEO, certain individual performance goals. In 2008, the company performance measures were total revenues (25%) and adjusted non-GAAP earnings excluding amortization of acquired intangibles and the associated tax impact (75%). These company performance measures were utilized because the Compensation Committee believes that they are metrics which directly drive shareholder value and are viewed by our investors as key measures of our performance. The bonus attributable to the company performance measures could be awarded at between 0% and 200% of the target depending on our actual financial performance and is calculated using a formula established by the Compensation Committee. Mr. Beach’s and Mr. Small’s target bonuses were weighted 75% on company performance to align their incentives to overall performance and 25% on individual performance measures to reflect their contributions in their specific areas of responsibility. The Compensation Committee utilizes the individual goals to ensure that the executive officers are focused on department- or function-specific objectives in addition to company objectives. Mr. Sample had an annual incentive bonus which was more heavily weighted to individual performance goals due to his direct responsibilities overseeing sales; accordingly, his individual goals were predominantly related to new sales targets in his areas of operation. The annual incentive bonus for Mr. Walsh, our principal accounting officer, is based entirely on individual performance goals because the Compensation Committee believes that Mr. Walsh’s performance should be measured on his compliance activities in that role rather than the financial performance of the company.

For 2009, the Compensation Committee approved annual incentive bonus targets at the same levels as the 2008 program. As was the case in 2008, each officer’s target bonus is comprised of a company performance portion and an individual performance goal portion, except for Mr. Walsh whose target bonus is based entirely on the achievement of individual performance goals and Mr. Chasen whose target is based entirely on company performance goals. The 2009 company performance measures will be based on total revenues (50%) and a non-GAAP earnings metric of net income excluding amortization of acquired intangibles, stock-based compensation expense, and certain defined non-cash items, net of taxes (50%). This non-GAAP earnings measure was chosen because it is a financial metric which is reported by the company publicly to investors and is a measure which directly drives shareholder value. The bonus attributable to the company performance can be awarded at between 0% and 200% of each executive officer’s target bonus depending on our actual financial performance against the plan. The portion of each executive’s bonus related to company performance will be paid out at 100% of the target amount if we achieve the financial targets set forth in the 2009 budget approved by our Board of Directors, which the Compensation Committee believes helps to ensure that management is aligned with the company’s operating plans. At the end of the fiscal year, the level of attainment of each of the two financial metrics described above will be determined and then each appropriately weighted to calculate a composite attainment percentage. The composite attainment percentage will then be used to calculate the dollar amount payable to each officer with a company performance component. The company performance portion of each officer’s bonus can be paid out at above or below 100% of the target amount on a sliding scale if we achieve a level above or below our 2009 targets. Adjustments for over- or under-performance in each measure are calculated according to the scale set forth in the following table, which is the same scale used in both 2008 and 2009.

Attainment of Company Performance Portion of Annual Incentive Bonus

Attainment Level of Performance Measure	Bonus Payout

80% or below attainment	zero bonus contribution
120% or greater attainment	200% of target bonus
From 80% to 120% attainment	Straight line interpolation between 0% and 200% of target bonus

To earn the maximum payout of 200% of the target bonus, the company would need to over-perform in both the revenue and non-GAAP earnings metrics by at least 20% over the 2009 budget amounts. The Compensation Committee believes that it would be very difficult to achieve the financial performance corresponding to a payout of 200% of the company performance bonus. For comparison, the Compensation Committee believes that the financial targets for 2008 and 2009 were set at a similar level of difficulty. In 2008 the revenue metric of $310.1 million was achieved at 100% and the non-GAAP earnings metric was of $20.6 million was achieved at 96%, resulting in a total company performance attainment of 85% of target. Therefore, the company performance component of each executive officer’s target bonus for 2008 was paid out in 2009 at 85% of the target bonus amount for that component. For 2009, the company performance targets are $367 million in revenue and $46.6 million in non-GAAP earnings excluding stock-based compensation, amortization of acquired intangibles and non-cash interest expense, net of taxes, each of which are based on the company’s 2009 budget, subject to certain adjustments determined by the Compensation Committee.

CEO Long-term Cash Incentive Bonus.  Beginning in 2007, the Compensation Committee introduced an additional long-term cash incentive component to the CEO’s compensation, in addition to the annual cash incentive plan available to all executive officers, to provide a specific incentive for organic revenue growth. In 2008, Mr. Chasen was provided an additional long-term target cash incentive opportunity of $550,000, equal to 100% of his 2008 base salary, payable in two tranches based on performance: 50% based on revenue performance in 2009 and 50% based on revenue performance in 2010. Each tranche is payable in the February following each measures’ fiscal year. The Compensation Committee has set target revenue levels, as well as minimum and maximum attainment levels, for each of the years of 2009 and 2010.

In 2009, the Compensation Committee again elected to provide a long-term target cash incentive opportunity to Mr. Chasen of $550,000, equal to 100% of his 2009 base salary, also payable in two tranches based on performance: 50% based on revenue performance in 2010 and 50% based on revenue performance in 2011. The Compensation Committee continues to believe that it is important to make a meaningful component of the CEO’s compensation be based on the long-term performance of the company. Under this additional long-term cash incentive plan, Mr. Chasen can earn between 0% and 300% of the long-term target bonus depending on our revenue performance in reference to the target revenue levels. Adjustments for over- or under-performance are calculated as follows:

Attainment of CEO Long-Term Cash Incentive Bonus

Attainment Level of Performance Measure	Bonus Payout

95% or below attainment	zero bonus contribution
Between 95% and 100% attainment	straight line interpolation between 0% and 100% of target bonus
Between 100% and 105% attainment	straight line interpolation between 100% and 200% of target bonus
Between 105% and 110% attainment	straight line interpolation between 200% and 300% of target bonus
Above 110% attainment	300% of target bonus

In determining the attainment levels for this incentive, growth from acquisitions and certain other factors are excluded, as determined by the Compensation Committee. We believe that the target revenue level in each year is reasonably attainable and would result in a growth rate from the starting revenue levels which would be beneficial for our stockholders. However, we believe that it would be very difficult for Mr. Chasen to earn the maximum bonus which would require outperformance of 10% above the target levels. The Compensation Committee believes that providing compensation to the CEO based on this longer-term performance measure provides appropriate incentives to ensure that Blackboard’s strategic and operational plans are designed to drive long-term term success. In fiscal year 2008, Mr. Chasen was eligible for a target long-term cash incentive bonus of $250,000 based on the 2007 CEO long-term cash incentive. Based on attainment of 98.9% of the target measure, Mr. Chasen earned 78% of his target bonus, or $195,000.

Long-Term Equity Incentive Awards.  The Compensation Committee believes that equity participation by the executive officers (1) aligns the interests of executive officers with those of our stockholders by directly linking compensation and stockholder value, (2) gives executive officers a significant, long-term interest in Blackboard’s success and (3) helps retain key executives in a competitive market for executive talent. The Compensation Committee reviews the long-term equity incentive program from time-to-time and makes adjustments as it deems appropriate taking into account corporate and market trends and overall economic conditions, tax and accounting considerations and company compensation objectives. Long-term incentive compensation for executive officers in 2008 and 2009 consisted of grants of stock options and restricted stock.

Each stock option represents the right to purchase a specified number of shares of our common stock at a set exercise price subject to the terms and conditions of an option agreement and our Amended and Restated 2004 Stock Incentive Plan (our “2004 Plan”). The 2004 Plan also permits the grant of shares of restricted stock. We have a policy of granting stock options and restricted stock only on established grant dates and consequently, grants are made effective on the next scheduled grant date. Currently, we make equity grants on the first trading day on or after the 15th of each calendar month. Equity grants to executive officers are made on the first trading day on or after February 15th of each year. The exercise price of the stock options we grant is equal to the fair market value of Blackboard’s common stock based on the closing price of our common stock on the date of grant. As a result, any value that an executive receives from a stock option is solely the result of increases in the value of Blackboard stock which benefits all of our stockholders. Stock options granted to executive officers in 2008 vest over a four-year period in equal monthly installments. Stock options granted to executive officers in 2009 vest over a four-year period with 25% vesting on the first anniversary and 75% vesting in equal monthly installments over the following three years. Restricted stock granted to executive officers in 2008 vests 30% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary of the vesting commencement date. Restricted stock granted to executive officers in 2009 vests 25% on each of the first four anniversaries of the vesting commencement date.

The Compensation Committee generally grants an initial equity award to executive officers at the time they commence employment, and the Compensation Committee may make additional equity grants from time to time, as it deems appropriate, typically on an annual basis. When establishing equity grant levels, the Compensation Committee generally considers (i) the executive’s experience and level of current and potential job responsibility, (ii) the equity grants awarded by the peer group companies to executives in similar positions; (iii) the importance of long-term retention of the executive; (iv) the CEO’s recommendations, except with respect to his own stock option grants, (v) the retention value in existing long-term equity for that executive and (vi) the total compensation paid to that executive.

Beginning in 2008, the Compensation Committee granted a portion of the executive officers’ long-term equity incentives in restricted stock. Previously, the Compensation Committee had granted only stock options. The shift toward granting restricted stock was made due to a variety of considerations. In volatile market conditions, restricted stock was seen by the Compensation Committee as an effective retention tool that also aligns the interests of the executives with the interests of the company’s shareholders and makes them more sensitive to stock price declines. The use of restricted stock reduces the impact of share dilution due to the fact that it requires fewer shares than otherwise would be required if stock options of equivalent value were granted. In 2009, the Compensation Committee further shifted the mix of equity incentive awards towards restricted stock, because the Compensation Committee judged that it was the most effective use of these awards for retention and incentive purposes given the highly volatile stock market and the fact that the executive officers’ previously granted stock options were largely out-of-the-money. The Committee expects that the balance between grants of options and restricted stock will change over time based on the market environment and legal and tax considerations.

2008 Incentive Grants

In February 2008, the Compensation Committee approved grants of stock options and restricted stock for Mr. Chasen, Mr. Beach, Mr. Small, and Mr. Walsh as follows.

	Stock Options	Restricted Stock
Executive Officer	Granted in 2008	Granted in 2008

Michael L. Chasen	100,000	20,000
Michael J. Beach	45,000	10,000
Matthew H. Small	45,000	10,000
Jonathan R. Walsh	15,000	5,000

In determining the 2008 equity grant levels, the Compensation Committee considered the level of grants made by the peer group companies as well as custom analyses of the peer group data to gauge the appropriateness of our equity compensation program. The Compensation Committee considered both the absolute number of shares granted and the cost of those grants as required to be recognized as expense in accordance with SFAS 123R and its own assessment of the value of such awards. The Compensation Committee granted awards whose long-term equity incentive values for 2008 based on SFAS 123R values were at or above the 75th percentile of the peer group, using historic stock prices.

2009 Incentive Grants

In February 2009, the Compensation Committee approved grants of stock options and restricted stock for Mr. Chasen, Mr. Beach, Mr. Small, and Mr. Walsh as follows.

	Stock Options	Restricted Stock
Executive Officer	Granted in 2009	Granted in 2009

Michael L. Chasen	50,000	50,000
Michael J. Beach	25,000	25,000
Matthew H. Small	25,000	25,000
Jonathan R. Walsh	7,500	7,500

In determining the 2009 equity grant levels, the Compensation Committee considered the level of grants made by the 2009 peer group companies in 2008 and overall economic conditions, as well as Blackboard’s performance, the need for executive retention, and the value of the executive officers’ existing equity holdings. The Compensation Committee recognizes that the value of long-term equity incentives is often the most volatile component of an executive’s total compensation package, due to fluctuations in the company’s stock price, and that the value of our executives’ long-term incentive grants relative to the value of grants made by our peer group may vary significantly from year to year. Other factors considered by the Compensation Committee included the fact that no changes were being made to compensation levels for 2009 and the decreased retention value of the executive officers’ existing equity holdings. The 2009 equity grants described above were below the 75th percentile but above the median of the peer group for comparable positions based on SFAS 123R value of the grants and were generally equivalent in value to those granted in 2008, but such SFAS 123R value is only one estimate of value considered by the Compensation Committee.

Stock Ownership

At this time, the Compensation Committee has not adopted a minimum stockholding requirement for our directors and executive officers but may do so in the future. Our Board of Directors has adopted an insider trading policy which prohibits executive officers and directors from short sales of our stock and from purchases or sales of puts or calls in our securities for speculative purposes.

Employee Benefits and Perquisites.  In addition to the cash and equity components of our compensation packages described above, we provide our executive officers with certain personal benefits and perquisites, which have been reviewed and approved by the Compensation Committee. While the Compensation Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that they are an important factor in attracting and retaining talented executives. The executive officers participate in our 401(k) plan under the same rules that apply to other U.S. employees. In 2008, each participant in our 401(k) plan was eligible for a matching contribution from us of 33% of the participant’s contributions, up to a total of 6% of the participant’s pay. For 2009, the 401(k) match has been suspended for all employees, including our executive officers, until further action by our Board of Directors. Executive officers are eligible under the same plans as all other U.S. employees for medical, dental, vision, disability and life insurance. These benefits are intended to be competitive with benefits offered by comparable companies. We also pay for supplemental long-term disability insurance premiums for our executive officers. Executive officers may also be reimbursed for up to $6,000 per year in health and fitness expenses such as gym memberships. We have also reimbursed the relocation expenses of certain executives we have asked to re-locate offices.

Executive Severance and Change-in-Control Agreements

We have change-in-control provisions in our 2004 Plan and these provisions apply equally to all participants, including our executive officers. The change-in-control provisions were adopted to ensure that in the event we are considering a change-in-control transaction, the transaction is neutral to the employees’ economic interests as the employees would likely not be in a position to influence performance and may not be in a position to vest in their equity awards following a change-in-control. The 2004 Plan provides that the vesting of outstanding stock option grants and restricted stock grants to employees will be accelerated by one year in the event of a change-in-control, unless other provision is made by our Board of Directors. A small portion of grants remain outstanding under our 1998 Amended and Restated Stock Incentive Plan, which does not provide automatically for acceleration of vesting in the event of a change-in-control. In addition, certain of our executive officers’ and other key employees’ stock option agreements and restricted stock agreements provide for 12 to 24 additional months acceleration of vesting subsequent to a change-in-control in the event that such person is terminated or constructively terminated during the first year following the change-in-control.

Some of our executive officers have employment agreements which provide for severance pay in the event of termination of their employment with us in certain situations. These provisions provide for severance of one year salary or less, certain bonus amounts and certain other benefits such as payment of health insurance premiums. For more information, please read the section “Potential Payments Upon Termination or Change-In-Control” below.

The stock option agreements and restricted stock agreements approved by the Compensation Committee for our executive officers provide for 12 months’ acceleration of vesting in the event of a change-in-control. In addition, our CEO, CFO and CBO are entitled to (1) 24 additional months’ acceleration of vesting in the event that they are terminated or constructively terminated within 12 months of a change-in-control; and (2) 12 months’ acceleration of vesting if, other than in connection with a change-in-control, their employment is terminated without cause or due to death or disability. The Compensation Committee believes that providing our executive officers with partial acceleration of vesting on a change-in-control is in the best interests of the company to limit the disincentive for management to consider change-in-control transactions. In addition, the Compensation Committee believes that in a competitive market for executive talent, it is appropriate to provide for partial acceleration of vesting benefits to our executive officers as described.

Tax Considerations

Section 162(m)

Section 162(m) of the Internal Revenue Code, as amended, (the “Code”) generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and other officers whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among the four most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, Blackboard structures and administers its equity grants in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to all awards granted under Blackboard’s stock incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Blackboard and its stockholders, after taking into consideration company performance and business conditions.

Section 409A

Section 409A of the Code is a relatively new federal tax provision. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, the executive would be subject to adverse tax treatment, including accelerated income recognition (in the first year that benefits are no longer subject to a substantial risk of forfeiture) and a 20% penalty tax pursuant to Section 409A. With respect to equity and cash compensation, we generally seek to structure such awards so that they do not constitute “deferred compensation” under Section 409A of the Code, thereby avoiding penalties and taxes on such compensation applicable to deferred compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, the members of the Compensation Committee were Dr. Raduchel, Mr. Cowan, and Ms. Kaplan, none of whom is a current or former officer or employee of Blackboard and none of whom had a direct or indirect material interest in any related person transaction involving Blackboard. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted by the Compensation Committee.

THE COMPENSATION COMMITTEE

William Raduchel, Chair
Joseph L. Cowan
Beth Kaplan

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation for the fiscal years ended December 31, 2008, 2007 and 2006 that we paid to our principal executive officer, principal financial officer, our two other executive officers at December 31, 2008, and one of our former executive officers.

SUMMARY COMPENSATION TABLE

					Non-Equity
			Stock	Option	Incentive Plan
	Fiscal		Awards	Awards	Compensation	All Other
Name and Principal Positions(s)	Year	Salary ($)	($)(1)	($)(1)	($)(2)	Compensation ($)		Total ($)

Michael L. Chasen	2008	$545,833	$80,466	$1,833,560	$663,039	$14,911	(5)	$3,137,809
Chief executive officer,	2007	487,499	—	1,863,287	555,194	9,922	(5)	2,915,902
president and director	2006	350,000	—	861,587	523,272	5,798	(3)	1,740,657
Michael J. Beach	2008	370,833	40,233	827,224	166,544	7,221	(3)	1,412,055
Chief financial officer and	2007	319,583	—	700,349	175,954	8,728	(5)	1,204,614
treasurer	2006	205,833	—	256,892	102,785	4,624	(4)	570,134
Matthew H. Small	2008	370,833	40,233	722,976	166,544	17,372	(5)	1,317,958
Chief business officer,	2007	317,917	—	639,799	175,954	6,336	(3)	1,140,005
chief legal officer and	2006	232,083	—	211,155	171,982	5,297	(3)	620,517
secretary
Jonathan R. Walsh	2008	193,500	20,117	218,027	78,000	6,573	(3)	516,217
VP Finance and Accounting
David Sample(7)	2008	202,432	—	293,079	—	23,980	(6)	519,491
Former SVP Global Sales

(1)	Represents the amount recognized for financial statement reporting purposes for 2008 in respect of outstanding option awards and restricted stock in accordance with SFAS 123R, excluding estimates of forfeitures in the case of awards with service-based vesting conditions. The assumptions made in valuing option awards and restricted stock reported in this table are discussed in Note 2, “Significant Accounting Policies” under “Accounting for Stock-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on the future stock price and the named executive officer’s continued employment. Additional information on all outstanding stock awards is reflected in the 2008 Outstanding Equity Awards at Fiscal Year-End table.

(2)	All amounts are reported in the year earned, regardless of when they are paid.

(3)	Consists of supplemental long-term disability insurance premiums, health benefits and 401(k) matching contributions paid by us for the benefit of the named executive officer.

(4)	Consists of supplemental long-term disability insurance premiums and 401(k) matching contributions paid by us for the benefit of the named executive officer.

(5)	Consists of supplemental long-term disability insurance premiums, 401(k) matching contributions paid by us for the benefit of the named executive officer and reimbursement of travel expenses of the named executive officer’s spouse to a company event.

(6)	Consists of supplemental long-term disability insurance premiums, 401(k) matching contributions paid by us for the benefit of the named executive officer, health benefits, reimbursement of relocation expenses paid by us for the benefit of the named executive officer, and reimbursement of travel expenses of the named executive officer’s spouse to a company event.

(7)	Mr. Sample ceased to be an executive officer of the company in 2008.

2008 GRANTS OF PLAN-BASED AWARDS

The following table sets forth grants of stock options during the fiscal year ended December 31, 2008 to each of the named executive officers.

							All Other	All Other
							Stock	Option
							Awards:	Awards:	Exercise or	Grant Date
				Estimated Future Payouts Under			Number of	Number of	Base Price	Fair Value of
	Type			Non-Equity Incentive Plan Awards			Shares of	Securities	of Option	Stock and
	of	Grant	Approval	Threshold	Target	Maximum	Stocks or	Underlying	Awards	Option
Name	Grant*	Date	Date	($)	($)	($)	Units (#)	Options (#)	($/Sh)(1)	Awards(2)

Michael L. Chasen	AIB			—	$550,000	$1,100,000		—	—	—
	SO	2/15/2008	2/5/2008	—	—	—		100,000 (3)	$28.75	$1,110,160
	LTCI	2/5/2008	2/5/2008	—	$550,000	$1,650,000
	RS	2/15/2008	2/5/2008	—	—	—	20,000 (4)			$575,000
Michael J. Beach	AIB			—	$187,500	$328,125		—	—	—
	SO	2/15/2008	2/5/2008	—	—	—		45,000 (3)	$28.75	$499,572
	RS	2/15/2008	2/5/2008	—	—	—	10,000 (4)			$287,500
Matthew H. Small	AIB			—	$187,500	$328,125		—	—	—
	SO	2/15/2008	2/5/2008	—	—	—		45,000 (3)	$28.75	$499,572
	RS	2/15/2008	2/5/2008	—	—	—	10,000 (4)			$287,500
Jonathan R. Walsh	AIB			—	$78,000	$78,000		—	—	—
	SO	2/15/2008	2/5/2008	—	—	—		15,000 (3)	$28.75	$166,524
	RS	2/15/2008	2/5/2008	—	—	—	5,000 (4)			$143,750
David Sample	AIB			—	$225,000	(5)		—	—	—
	SO	2/15/2008	2/5/2008	—	—	—		30,000 (3)	$28.75	$333,048

*	Type of grant: SO (stock option); AIB (annual incentive bonus); LTCI (long term cash incentive opportunity); RS (restricted stock)

(1)	The stock options shown in this table were granted at an exercise price equal to the fair market value of our common stock on the date of grant as determined using the closing price of the trading day.

(2)	Represents the aggregate amount we will recognize for financial statement purposes over the life of the respective option awards and restricted stock awards determined in accordance with SFAS 123R, excluding estimates of forfeitures in the case of awards with service-based conditions. The assumptions made in valuing option awards reported in this column are discussed in Note 2, “Significant Accounting Policies” under “Accounting for Stock-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	The options have a term of eight years from the date of grant and become exercisable over four years in 48 equal monthly installments commencing on the applicable vesting commencement date, subject in each case to the executive’s continued service with us as of such date.

(4)	The restricted stock vests 30% on the second anniversary of the applicable vesting commencement date, an additional 30% on the third anniversary, and 40% on the fourth anniversary, subject in each case to the executive’s continued service with us as of such date.

(5)	Mr. Sample’s annual incentive bonus was based on his sales targets and had no established maximum.

Employment Agreements

Mr. Chasen, our chief executive officer and president, serves pursuant to the terms of an employment agreement dated November 14, 2005. Mr. Chasen’s agreement was amended as of October 21, 2008 in order to comply with the terms of Section 409A of the U.S. Internal Revenue Code of 1986, as amended. The initial term of Mr. Chasen’s agreement began on November 14, 2005 and ends on November 14, 2009. The agreement automatically renews for successive one-year periods unless either we or Mr. Chasen provides notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Mr. Chasen’s annual base salary is subject to periodic review and adjustment by our Board of Directors. He also participates in our annual cash incentive bonus plan and a separate long-term cash incentive bonus plan as described above under “Compensation Discussion and Analysis — Compensation Analysis.” If we terminate Mr. Chasen’s employment without cause (as defined in the agreement, as amended), or Mr. Chasen terminates his employment with good reason (as defined in the agreement, as amended), then we will be required to pay him a lump-sum amount equal to $999,999 less applicable taxes and withholdings. During his employment with us and for one year following the termination of his employment, Mr. Chasen will be subject to certain non-solicitation and non-competition restrictions.

Mr. Beach, our chief financial officer and treasurer, serves pursuant to the terms of an employment agreement dated September 1, 2006. Mr. Beach’s agreement was amended as of October 23, 2008 in order to comply with the terms of Section 409A of the U.S. Internal Revenue Code of 1986, as amended. The initial term of Mr. Beach’s agreement was one year and the agreement automatically renews for successive one-year periods unless either we or Mr. Beach provides notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Mr. Beach’s annual base salary is subject to periodic review and adjustment by our Board of Directors. He also participates in our annual cash incentive bonus plan as described above under “Compensation Discussion and Analysis — Compensation Analysis.” If we terminate Mr. Beach’s employment without cause (as defined in the agreement, as amended), or Mr. Beach terminates his employment with good reason (as defined in the agreement, as amended), then we will be required to pay to Mr. Beach his then-current annual base salary for 12 months and pay for up to 12 months’ COBRA premiums. During his employment with us and for one year following the termination of his employment, Mr. Beach will be subject to certain non-solicitation and non-competition restrictions.

Mr. Small, our chief business officer, chief legal officer and secretary, serves pursuant to the terms of an employment agreement dated January 26, 2004. Mr. Small’s agreement was amended as of October 18, 2008 in order to comply with the terms of Section 409A of the U.S. Internal Revenue Code of 1986, as amended. The initial term of the agreement was two years, and unless terminated pursuant to its terms, the agreement renews automatically for additional one-year terms unless either we or Mr. Small provides notice of non-renewal within 30 days of the applicable renewal term. Under the agreement, Mr. Small’s annual base salary is subject to periodic review and adjustment by our Board of Directors. He will also be eligible to receive to an annual bonus based on performance targets set by our Board of Directors He also participates in our annual cash incentive bonus plan as described above under “Compensation Discussion and Analysis — Compensation Analysis.” If we terminate Mr. Small’s employment without cause (as defined in the agreement, as amended), he terminates his employment for good reason (as defined in the agreement, as amended) or his employment agreement is not renewed, then Mr. Small will be entitled to a cash payment equal to one year of his annual base salary, plus any earned bonus through the end of the then-current quarter, expense reimbursements and fringe benefits, in a lump sum or in accordance with normal payroll practices, at our election. He will be further entitled, at our cost, to continue to participate in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements, other than bonus plans or stock option plans, for a period of 12 months.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards held by each of our named executive officers as of December 31, 2008.

	Option Awards					Stock Awards
								Market
	Number of	Number of						Value of
	Securities	Securities				Number of		Shares or
	Underlying	Underlying				Shares or		Units of
	Unexercised	Unexercised			Option	Units of Stock		Stock That
	Options (#)	Options (#)		Option Exercise	Expiration	That Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested

Michael L. Chasen	209,276	—		$9.34	11/10/2011
	4,719	—		$9.66	9/10/2013
	11,798	—		$14.00	6/18/2014
	7,078	—		$14.00	6/18/2014
	100,000	—		$17.00	3/1/2013
	132,183	7,817	(1)	$27.96	3/15/2014
	—	200,000	(2)	$27.96	3/15/2014
	81,458	88,542	(4)	$32.65	2/15/2015
	22,917	77,083	(5)	$28.75	2/15/2016
						20,000	(10)	$524,600
Michael J. Beach
	1,229	—		$14.00	6/18/2014
	1,377	—		$14.00	6/18/2014
	629	—		$17.00	3/1/2013
	18,883	1,117	(1)	$27.96	3/15/2014
	52,769	25,125	(3)	$26.84	9/15/2014
	19,166	20,834	(4)	$32.65	2/15/2015
	10,313	34,687	(5)	$28.75	2/15/2016
						10,000	(10)	$262,300
Matthew H. Small	590	—		$14.00	6/18/2014
	929	—		$17.00	3/1/2013
	1,675	—		$17.00	3/1/2013
	28,325	1,675	(1)	$27.96	3/15/2014
	—	70,000	(2)	$27.96	3/15/2014
	43,125	46,875	(4)	$32.65	2/15/2015
	10,313	34,687	(5)	$28.75	2/15/2016
						10,000	(10)	$262,300
Jonathan R. Walsh	1,279	—		$14.00	6/18/2014
	2,000	—		$17.44	4/1/2013
	1,500	—		$18.14	5/2/2013
	3,109	391	(6)	$28.41	4/3/2014
	3,330	670	(7)	$23.63	6/15/2014
	11,231	3,769	(8)	$26.84	9/15/2014
	7,187	7,813	(4)	$32.65	2/15/2015
	666	1,334	(9)	$40.14	8/15/2015
	3,437	11,563	(5)	$28.75	2/15/2016
						5,000	(10)	$131,150
David Sample	3,026	—		$20.80	12/31/2009
	32,060	—		$20.80	12/31/2009
	14,375	—		$32.65	12/31/2009
	6,875	—		$28.75	12/31/2009
						—		—

(1)	Original option grant vested 33% on 2/1/2007 and the remainder in 24 equal monthly installments.

(2)	Original option grant vests 25% on 2/01/2010 and the remainder in 36 equal monthly installments.

(3)	Original option grant vested 25% on 9/15/2007 and the remainder in 36 equal monthly installments.

(4)	Original option grant vested 25% on 2/15/2008 and the remainder in 36 equal monthly installments.

(5)	Original option grant vests on a monthly basis over 48 months commencing as of 1/1/2008.

(6)	Original option grant vests on a monthly basis over 36 months commencing as of 4/3/2006.

(7)	Original option grant vests on a monthly basis over 36 months commencing as of 6/15/2006.

(8)	Original option grant vests on a monthly basis over 36 months commencing as of 9/15/2006.

(9)	Original option grant vested 25% on 8/15/2008 and the remainder in 36 equal monthly installments.

(10)	The restricted stock vests 30% on the second anniversary of the applicable vesting commencement date, an additional 30% on the third anniversary, and 40% on the fourth anniversary, subject in each case to the executive’s continued service with us as of such date.

2008 OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options during the year ended December 31, 2008. No shares of restricted stock held by the named executive officers vested during 2008.

	Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)

Michael L. Chasen	55,000	$1,689,406
Michael J. Beach	10,000	$191,675
Matthew H. Small	—	—
Jonathan R. Walsh	1,000	$28,382
David Sample	17,914	$328,777

Potential Payments Upon Termination or Change-in-Control

Our named executive officers would be entitled to certain benefits and/or payments in the event of the termination of their employment with us in certain circumstances, a change-in-control of Blackboard or a termination of their employment within one year following a change-in-control. As described above, Messrs. Chasen, Beach and Small have entered into employment agreements with us that provide for severance payments and other benefits in certain situations.

Stock options held by our named executive officers are subject to the terms of the plans pursuant to which they were issued. All outstanding stock options held by our named executive officers that were issued under our 1998 Amended and Restated Stock Incentive Plan, or the 1998 Plan, are fully vested. Under our Amended and Restated 2004 Stock Incentive Plan, or the 2004 Plan, in the event of a change-in-control, the vesting of outstanding stock options would be accelerated by one year. A change-in-control under the 2004 Plan generally includes the following events: (i) the acquisition of 25% of our outstanding common stock or 25% of the voting power of our outstanding securities entitled to vote generally in the election of directors by an individual, entity or group, subject to specified exceptions, (ii) such time as the continuing directors, as defined in the 2004 Plan, do not constitute a majority of the Board of Directors, and (iii) consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving us or a sale or other disposition of all or substantially all of the our assets, unless our stockholders immediately prior to such transaction beneficially own, directly or indirectly, a majority of the outstanding shares of common stock or a majority of the voting power of the then-outstanding securities following the transaction in substantially the same proportions as their ownership prior to the transaction. The 1998 Amended and Restated Stock Incentive Plan (the “1998 Plan”) does not provide for automatic acceleration upon a change-in-control. Under certain of the named executive officers’ stock option agreements, the executive officers are entitled to an additional year of acceleration following a change-in-control if they are terminated without cause or constructively terminated, as such terms are defined in the agreements, within one year following the change-in-control. Beginning with the option grants made in February 2007, Messrs. Chasen, Beach and Small are entitled to two years of additional acceleration following a change-in-control if they are terminated without cause or constructively terminated within one year following the change-in-control. In addition, in 2006, Messrs. Chasen and Small received a long-term retention grant of stock options which vest over a three-year period beginning on the 4th anniversary of grant; in the event of a change-in-control, a portion of the shares underlying these options will vest, equal to 20% of the original number of shares under the option plus an additional 12.5% for each year following the grant date.

The following descriptions provide estimates of the amounts payable to Messrs. Chasen, Beach and Small in the event of their termination or a change-in-control assuming that such event occurred on December 31, 2008, based on the stock option holdings, the fair market value of our stock and the salaries of the executive officers as of such date.

Michael L. Chasen.  Upon a termination of his employment by us without cause or by Mr. Chasen with good reason, as each term is defined under his employment agreement, as amended, Mr. Chasen would have been entitled to a lump-sum severance payment of $999,999, less applicable taxes and withholdings. Following such termination, Mr. Chasen would be prohibited from soliciting or hiring our employees for a period of six months, soliciting our clients for 12 months and competing against us for six months. Mr. Chasen’s stock options generally provide for acceleration upon a change-in-control. However, because on December 31, 2008, the company’s stock price was below the exercise price of Mr. Chasen’s stock options, he would not have realized any additional value from acceleration of the options due to a change-in-control on that date. Mr. Chasen also held shares of restricted stock pursuant to a grant which provides for acceleration in the event of a change-in-control. An acceleration due to a change-in-control on December 31, 2008 would not have resulted in the shares of restricted stock held by Mr. Chasen reaching the next vesting event, so Mr. Chasen would not have realized any additional value from the restricted stock had a change-in-control event occurred on that date.

Michael J. Beach.  Upon a termination of his employment by us without cause or by Mr. Beach with good reason, as each term is defined under his employment agreement, as amended, Mr. Beach would have been entitled to a payment of approximately $375,000 representing one year of his base salary and payment of 12 months’ COBRA premiums with an estimated cost to us of $16,360. Following such termination, Mr. Beach would be prohibited from soliciting or hiring our employees for a period of six months, soliciting our clients for 12 months and competing against us for six months. Mr. Beach’s stock options generally provide for acceleration upon a change-in-control. However, because on December 31, 2008, the company’s stock price was below the exercise price of Mr. Beach’s stock options, he would not have realized any additional value from acceleration of the options due to a change-in-control on that date. Mr. Beach also held shares of restricted stock pursuant to a grant which provides for acceleration in the event of a change-in-control. An acceleration due to a change-in-control on December 31, 2008 would not have resulted in the shares of restricted stock held by Mr. Beach reaching the next vesting event, so Mr. Beach would not have realized any additional value from the restricted stock had a change-in-control event occurred on that date.

Matthew H. Small.  Upon a termination of his employment by us without cause or by Mr. Small with good reason, as each term is defined under his employment agreement, as amended, or upon non-renewal of his employment agreement, Mr. Small would have been entitled to a payment of approximately $375,000 representing one year of his base salary and 12 months’ coverage under company benefit plans in which Mr. Small was entitled to participate at the time of his termination with an estimated cost to us of $16,810. In addition, Mr. Small would be entitled to payment of his earned but unpaid bonus which as of December 31, 2008 was $166,544. Mr. Small’s stock options generally provide for acceleration upon a change-in-control. However, because on December 31, 2008, the company’s stock price was below the exercise price of Mr. Small’s stock options, he would not have realized any additional value from acceleration of the options due to a change-in-control on that date. Mr. Small also held shares of restricted stock pursuant to a grant which provides for acceleration in the event of a change-in-control. An acceleration due to a change-in-control on December 31, 2008 would not have resulted in the shares of restricted stock held by Mr. Small reaching the next vesting event, so Mr. Small would not have realized any additional value from the restricted stock had a change-in-control event occurred on that date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 about the securities authorized for issuance to our employees, directors and other eligible participants under our equity compensation plans, consisting of the 1998 Plan and the 2004 Plan.

			Number of Securities
	Number of Securities to		Remaining Available for
	be Issued Upon Exercise	Weighted Average Exercise	Future Issuance Under
	of Outstanding Options,	Price of Outstanding Options,	Equity Compensation
Plan Category	Warrants and Rights	Warrants and Rights	Plans

Equity compensation plans approved by security holders	4,864,260	$27.80	3,583,894
Equity compensation plans not approved by security holders	0	0	0
Total	4,864,260	$27.80	3,583,894

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Blackboard is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest. The Audit Committee charter adopted by the Board of Directors provides that the Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer, who then communicates the proposed transaction to the Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT NO. 4 TO THE AMENDED AND
RESTATED 2004 STOCK INCENTIVE PLAN

We have two equity incentive plans, the Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”), and the 1998 Amended and Restated Stock Incentive Plan (the “1998 Plan”). When we adopted the 2004 Plan, the Board of Directors determined that no additional grants would be made under the 1998 Plan.

On February 26, 2009, our Board of Directors approved, subject to stockholder approval, Amendment No. 4 (the “Amendment”) to the 2004 Plan to increase the number of shares authorized for issuance under the plan from 8,700,000 to 10,500,000 and to make other changes as specified below.

(1) That section 5(c) of the 2004 Plan, entitled “Exercise Price”, be amended to delete the words “on the trading day prior to” and replace them with “as of” such that the third sentence of section 5(c) shall read: “For purposes of the Plan, ‘market value’ shall mean the last reported sale price as of the date of grant of the Corporation’s common stock on the principal securities exchange, inter-dealer quotation system or nationally recognized trading system on which the stock is listed.”

(2) That section 10(f) of the 2004 Plan, entitled “Amendment of Award”, be amended to delete the existing language and replace it with the following: “Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or

Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.”

The summary of the 2004 Plan, as amended by the Amendment (collectively, the “Amended 2004 Plan”), presented in this proxy statement is qualified in its entirety by the Amended 2004 Plan, which is included in this proxy statement as Appendix A.

As of April 8, 2009, 5,552,300 shares were subject to options currently outstanding under the 2004 Plan and the 1998 Plan with an average exercise price of $28.02 and an average remaining term of 5.9 years. In addition, 255,000 shares of restricted stock were outstanding and subject to forfeiture conditions. As of April 8, 2009, 2,594,276 shares of our common stock remained available for future grant under the original 2004 Plan and no shares are available for grant under the 1998 Plan. The maximum number of shares with respect to which awards other than options and Gross-Counted SARs (as defined below) may be granted is 300,000. As of April 8, 2009, 45,000 shares remain available under this limit.

As of the Record Date, we had 31,650,894 shares of common stock outstanding and the closing price of our common stock was $31.20 per share.

Description of the Amended 2004 Plan

The following is a brief summary of the Amended 2004 Plan.

Following the amendment, the number of shares of our common stock for which awards under the Amended 2004 Plan may be issued would be 10,500,000 shares, subject to adjustment for stock splits, combinations and similar events.

Types of Awards

The Amended 2004 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only at an exercise price that is equal to or greater than 100% of the fair market value of the common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our capital stock). Options granted after March 1, 2005 may not have a term in excess of eight years. Subject to adjustments for stock splits, combinations and similar events or pursuant to stockholder approval, options may not be amended to reduce the exercise price per share thereof and we may not implement an option exchange program pursuant to which an option could be exchanged for a new option with a lower exercise price per share.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. The base price from which such appreciation is measured shall not be less than 100% of the fair market value on the date of grant. SARs may be granted independently or in tandem with an option. SARs granted after March 1, 2005 may not have a term in excess of eight years.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.  Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards.  Under the Amended 2004 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.  The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow or (q) such other objective goals established by the Board of Directors. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors and those of our subsidiaries are eligible to be granted Awards under the Amended 2004 Plan. Under present law, however, incentive stock options may only be granted to our employees and the employees of our subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the Amended 2004 Plan may not exceed 471,923 shares per calendar year. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award.

Plan Benefits

As of the date of this proxy statement, no stock options or other awards had been granted, and no shares or other stock-based awards had been issued, under the Amended 2004 Plan on the basis of the share increase contemplated by the Amendment or other changes proposed to be effected by the Amendment described in this proxy statement. Approximately 1,023 persons are currently eligible to receive Awards under the Amended 2004 Plan, including our executive officers and seven non-employee directors, except those who are not eligible due to local laws. The granting of Awards under the Amended 2004 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

Administration

The Amended 2004 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2004 Plan and to interpret the provisions of the Amended 2004 Plan and administer the granting of Awards to eligible participants. Pursuant to the terms of the Amended 2004 Plan, the Board of Directors may delegate authority under the Amended 2004 Plan to one or more committees or subcommittees of the Board of Directors or to one or more of our executive officers. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the Amended 2004 Plan, including the granting of options to executive officers. In addition, the Amended 2004 Plan provides that any grants to non-employee directors must be approved by a committee of independent directors. As described in this proxy statement under “Compensation Discussion and Analysis — Role of the Compensation Committee and Management in Executive Compensation — Delegation of Authority,” each year, the Compensation Committee delegates stock option granting authority to our CEO, subject to certain limitations, including a limitation that the CEO may only make grants of stock options to our employees who are not Section 16 officers.

The Board of Directors is required to make appropriate adjustments in connection with the Amended 2004 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Amended 2004 Plan also contains provisions addressing the consequences of certain reorganization events such as a merger or consolidation of Blackboard, an exchange involving all of our common stock or our liquidation or dissolution. In such event, the Board may provide that (i) outstanding Awards be assumed by the acquiring or succeeding entity, (ii) all unexercised options become exercisable in full and will terminate immediately prior to the consummation of such reorganization event, (iii) outstanding Awards will become realizable or deliverable in whole or in part prior to or upon such reorganization event, (iv) cash payment be made to holders of Awards calculated in reference to the amount received per share of common stock by holders of our common stock in the reorganization event, (v) in connection with our liquidation or dissolution, Awards will convert into the right to receive liquidation proceeds or (vi) any combination of the foregoing.

Upon the occurrence of certain events involving a change-in-control, such as a merger or sale of substantially all of our assets, the acquisition by a person, entity or group of 25% or more of our outstanding stock or a change in a majority of the members of the Board of Directors, the vesting of Awards outstanding at such time shall be accelerated by 12 months.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the Amended 2004 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Upon exercise of a SAR, the Board of Directors may count such SAR against the common stock available for grant either (i) with respect to the total number of shares subject to such SAR (“Gross-Counted SARs”) or (ii) with respect only to the number of shares actually issued pursuant to such exercise (“Net-Counted SARs”), provided however that Net-Counted SARs will also be counted against the sub-limit set forth in the following sentence. The maximum number of shares with respect to which awards other than options and Gross-Counted SARs may be granted is 300,000. As of the Record Date, 45,000 shares remain available under this limit. Our Board of Directors has approved an increase in this limit by 400,000 shares to a total of 700,000 shares. Therefore, if this Amendment is approved by our stockholders, the total number of shares available under this limit will be increased by 400,000 shares.

Substitute Options

In connection with a merger or consolidation of an entity with us, or the acquisition by us of property or stock of an entity, the Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the Amended 2004 Plan. Substitute options will not count against the Amended 2004 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors or the Compensation Committee may modify Awards granted to participants who are foreign nationals or employed outside the U.S. or establish subplans or procedures under the Amended 2004 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the Amended 2004 Plan after March 3, 2014, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Amended 2004 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If our stockholders do not approve the adoption of the Amendment, the 2004 Plan will remain in effect, and we will continue to grant Awards under the 2004 Plan, subject to the existing limit of 8,700,000 shares authorized for issuance under the 2004 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to Awards granted under the Amended 2004 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or any of our 50% or more-owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have taxable compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the amount previously included in income plus any amount paid for the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year after exercise and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize taxable compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock received upon exercise of the SAR, the participant will have capital gain or loss equal to the difference between the sales proceeds and the amount previously included in income plus any amount paid for the stock. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have taxable compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the amount previously included in income plus any amount paid for the stock. If the participant does not make an 83(b) election within 30 days of the date of grant, then when the stock vests the participant will have taxable compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the amount previously included in income plus any amount paid for the stock. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have taxable income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the amount previously included in income plus any amount paid for the stock. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the Amended 2004 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a tax deduction when a participant has taxable compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Required Vote and Board Recommendation

Approval of the Amendment requires the affirmative vote of a majority of the shares present and entitled to vote, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting. Should such approval not be obtained, the 2004 Plan will remain in effect and we will continue to grant equity awards under the 2004 Plan, subject to the existing limit of 8,700,000 shares authorized for issuance under the 2004 Plan, with a maximum of 300,000 shares with respect to which awards other than options and Gross-Counted SARs may be granted.

The Board of Directors recommends a vote FOR the Amendment.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the 2009 fiscal year and the Board has directed the submission of the selection of Ernst & Young LLP for ratification by our stockholders at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Principal Accounting Fees and Services

The following table sets forth approximate aggregate fees billed to us for fiscal years 2007 and 2008 by Ernst &Young LLP:

APPROXIMATE AGGREGATE FEES BILLED TO US
FOR FISCAL YEARS 2007 AND 2008 BY ERNST &YOUNG LLP

	2007	2008
	(In thousands)

Audit Fees(1):	$1,315.5	$1,892.7
Audit-Related Fees(2):	933.6	135.0
Tax Fees(3):	639.6	407.6
All Other Fees(4):	1.6	1.7

Total	$2,890.3	$2,437.0

(1)	Audit fees consisted of audit work performed in the audit of our consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits or accounting consultations billed as audit services, and consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees related to assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements and which are not included under Audit Fees, such as employee benefit plan audits, due diligence in connection with acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation regarding financial accounting and reporting standards.

(3)	Tax fees consisted of fees related to tax compliance, tax planning, tax advice and tax due diligence related to mergers and acquisitions.

(4)	All other fees consist of all other products and services provided by the independent registered public accounting firm that are not reflected in any of the previous three categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee Policies and Practices (the “Audit Committee Policy”) to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services or may delegate to the chairman of the Audit Committee the authority to pre-approve such services. Also, services that are expected to be provided to us by the independent registered public accounting firm during the following 12 months may be pre-approved by the Audit Committee in advance, provided that a monetary limit is established with respect to each pre-approved service and the pre-approved services are specified in sufficient detail so that management will not be called upon to make a judgment as to whether a service fits within the pre-approved services. All of the audit-related, tax and all other services provided by Ernst & Young LLP to us in 2008 and described in the table above were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Audit Committee Policy. All non-audit services provided in 2008 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Board Recommendation

Although stockholder approval of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the 2009 fiscal year is not required by law, the Board of Directors and the Audit Committee believe that it is advisable to provide stockholders an opportunity to ratify this selection. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented and entitled to vote, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and shares subject to broker non-votes on this matter will not be treated as being entitled to vote on this matter at the Annual Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Blackboard and its stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such reporting persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of the copies of such filings received by us with respect to the fiscal year ended December 31, 2008, and written representations from our directors and executive officers that no other reports were required, we believe that all such reporting persons complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2008.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2010 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than December 20, 2009. Under our by-laws, stockholders who wish to make a proposal at the 2010 annual meeting, other than one that will be included in our proxy statement, must notify us between February 4, 2010 and March 6, 2010. If a stockholder who wishes to present a proposal fails to notify us by March 6, 2010 and such proposal is brought before the 2010 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2010 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies, including discretionary authority to vote in opposition to the matter. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001, Attention: Matthew H. Small, Corporate Secretary. Stockholders are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

CODE OF ETHICS

We have adopted a “code of ethics” as defined by regulations promulgated under the Securities Act and the Exchange Act that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer and principal accounting officer. A current copy of our Code of Business Conduct and Ethics is available on our website at http://investor.blackboard.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us. In addition to soliciting stockholders by mail, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees, without additional compensation, may also be made of some stockholders in person or by mail, telephone or email following the original solicitation. We may retain a proxy solicitation firm to assist in the solicitation of proxies, and we will bear all reasonable solicitation fees and expenses if we retain a proxy solicitation firm.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement and the annual report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if we have received contrary instructions from one or more of the stockholders. Brokers with account holders who are our stockholders will also be householding our proxy materials. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to Investor Relations, Blackboard Inc., 650 Massachusetts Avenue NW, 6th Floor, Washington, DC 20001. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and annual report and who would prefer to receive a single copy of such materials may instruct us accordingly by directing that request to us in the manner provided above. If you have received notice from your broker that they will be householding communications to your address and you would prefer to receive a separate set of annual meeting materials, please notify your broker. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request householding of their communications should also contact their brokers.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

OTHER INFORMATION

The Report of the Compensation Committee and the Report of the Audit Committee set forth in this proxy statement and the stock performance graph set forth in our Annual Report on Form 10-K, shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished”), whether made before or after the date hereof, except to the extent that we specifically incorporate this information by reference.

Appendix A

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2004 Stock Incentive Plan (the “Plan”) of Blackboard Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith. Discretionary grants to non-employee directors shall be administered by a committee of independent Board members, within the applicable definition of independence under the applicable Nasdaq or stock exchange rules.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c) Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 10,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”).

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Upon exercise of a SAR (as hereinafter defined), the Board may count such SAR against the Common Stock available for grant under the Plan either (i) with respect to the total number of shares subject to such SAR (“Gross-Counted SARs”) or (ii) with respect only to the number of shares actually issued pursuant to such exercise (“Net-Counted SARs”), provided however that Net-Counted SARs will also be counted against the sub-limit set forth in Section 4(b)(2). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 471,923 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereinafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARs.  The maximum number of shares with respect to which Awards other than Options and Gross-Counted SARs may be granted shall be 700,000.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Blackboard Inc., any of Blackboard Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement. The exercise price per share shall not be less than 100% of the market value on the date of grant. For purposes of the Plan, “market value” shall mean the last reported sale price as of the date of grant of the Corporation’s common stock on the principal securities exchange, inter-dealer quotation system or nationally recognized trading system on which the stock is listed.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. Other than Options granted prior to March 1, 2005, Options granted hereunder shall expire no later than 8 years after the date of grant.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act and listed on a national securities exchange, the NASDAQ National Market or another nationally recognized trading system, by delivery of shares of Common Stock owned by the Participant valued at the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the date of exercise (or, if no such price is reported on such day, the shares of Common Stock shall be valued at their fair market value as determined by, or in a manner approved by, the Board in good faith), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by applicable law and by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof (“Substitute Options”). Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) Limitation.  Other than adjustments pursuant to Section 9 or actions approved by the Company’s stockholders, outstanding Options shall not be amended to reduce the exercise price per Share thereof and the Company shall not implement an option exchange program pursuant to which an Option could be exchanged for a new Option with a lower exercise price per Share.

6.	Stock Appreciation Rights.

(a) General.  A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The base price from which such appreciation is measured shall not be less than 100% of the market value on the date of grant, as defined in Section 5(c). The date as of which such appreciation or other measure is determined shall be the exercise date. Stock Appreciation Rights granted hereunder shall expire no later than 8 years after the date of grant.

(b) Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a

Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs.  A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall not provide for vesting in full in less than a three-year period from the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (d)(1) shall not apply to (A) Awards granted pursuant to Section 10(j) or (B) a maximum of 100,000 shares of Common Stock with respect to which Restricted Stock Awards may be granted.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in the event of death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common

Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

(b) Liquidation or Dissolution.  In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or Other Stock Unit Award granted under the Plan at the time of the grant of such Award.

(c) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2) Effect on Options

(a) Reorganization Event.  Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of an Option shall be accelerated so that such Option shall become immediately exercisable for the number of shares subject to the Option which otherwise would have first vested within 12 months following such Change in Control Event, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth in the applicable option agreement as though such 12 month period had actually passed. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of

Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(b) Change in Control Event that is not a Reorganization Event.  Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of an Option shall be accelerated so that such Option shall become immediately exercisable for the number of shares subject to the Option which otherwise would have first vested within 12 months following such Change in Control Event, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth in the applicable option agreement as though such 12 month period had actually passed.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event.  Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing a Restricted Stock Award or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of a Restricted Stock Award shall be accelerated so that the number of shares subject to such Award which otherwise would have first vested within 12 months following such Change in Control Event shall become immediately vested, and any remaining unvested shares subject to such Award shall continue to vest in accordance with the vesting schedule set forth in the applicable Restricted Stock Award as though such 12 month period had actually passed.

(4) Effect on Other Stock Unit Awards

(a) Reorganization Event that is not a Change in Control Event.  The Board shall specify the effect of a Reorganization Event that is not a Change in Control Event on any Other Stock Unit Award granted under the Plan at the time of the grant of such Other Stock Unit Award.

(b) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing an Other Stock Unit Award or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of any Other Stock Unit Award shall be accelerated so that the number of shares subject to the Other Stock Unit Award which otherwise would have first become exercisable, realizable, vested or free from conditions or restrictions within 12 months following such Change in Control Event shall immediately become exercisable, realizable, vested or free from conditions or restrictions, and any remaining unvested shares subject to such Award shall continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the vesting schedule set forth in the applicable Other Stock Unit Award as though such 12 month period had actually passed.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued in accordance with the procedures set forth in Section 5(f)(3); provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  With respect to (i) a Participant’s Awards, in the event of death, disability or retirement of the Participant or (ii) any Awards outstanding under the Plan, in the event of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company, the Board may at any time provide that any such Award(s) shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Deferred Delivery of Shares Issuable Pursuant to an Award.  Subject to Section 11(g), the Board may, at the time any Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

(j) Performance Conditions.

(1) This Section 10(j) shall be administered by the Compensation Committee of the Board of Directors, or such other committee of “outside directors”, as defined by Section 162(m), approved by the Board (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(j) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(j), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow, or (q) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(j), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the Nasdaq National Market, Inc. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

(e) Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(g) Compliance With Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(h) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

BLACKBOARD INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Michael J. Beach and Matthew H. Small as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Blackboard Inc. held of record by the undersigned on April 16, 2009, at the Annual Meeting of Stockholders to be held at 650 Massachusetts Avenue, NW, First Floor, Washington, District of Columbia 20001, on June 4, 2009 at 11:00 a.m., or any adjournment or postponement thereof.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Corporate Secretary of Blackboard Inc. or shall vote in person at the meeting.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 4, 2009.
The proxy statement and annual report to stockholders are available at
http://investor.blackboard.com/phoenix.zhtml?c=177018&p=proxy.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
BLACKBOARD INC.
JUNE 4, 2009
PROXY VOTING INSTRUCTIONS
MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
COMPANY NUMBER
ACCOUNT NUMBER
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF DIRECTORS
AND
“FOR” PROPOSALS 2 AND 3.
[Detach along perforated line.]

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

New Address:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐ New Address

1.	Election of Directors:
	NOMINEES:	☐	FOR ALL NOMINEES: Michael L. Chasen; Thomas Kalinske
		☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
		☐	FOR ALL EXCEPT: (See instructions below.)
			O	Michael L. Chasen
			O	Thomas Kalinske
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

		FOR	AGAINST	ABSTAIN

2.	To approve Amendment No. 4 to the Amended and Restated 2004 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan from 8,700,000 to 10,500,000 and make other specified changes.	☐	☐	☐

3.	To ratify the selection of the Company’s independent registered public accounting firm.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐
This proxy is solicited on behalf of the Board of Directors of Blackboard Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the directors and “FOR” proposals 2 and 3.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.     ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.